UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

BERRY PETROLEUM COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-9735 (Commission File Number)	77-0079387 (IRS Employer Identification Number)

1999 BROADWAY, SUITE 3700, DENVER, COLORADO (Address of Principal Executive Offices)	80202 (Zip Code)

Registrant’s telephone number, including area code: (303) 999-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

On May 11, 2011, Berry Petroleum Company (the “Company” or “Berry”) stockholders voted on four proposals and cast their votes as described below.  The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2011.

Proposal 1

Berry stockholders elected ten individuals to the Board of Directors for the succeeding year or until their successors are duly qualified and elected as set forth below:

Name	Votes For	Votes Against	Broker Non-Votes
Martin H. Young, Jr.	45,158,909	282,111	2,493,205
Robert F. Heinemann	45,198,748	242,272	2,493,205
Ralph B. Busch, III	44,348,415	1,092,605	2,493,205
William E. Bush, Jr.	44,549,830	891,190	2,493,205
Stephen L. Cropper	45,308,164	132,856	2,493,205
J. Herbert Gaul, Jr.	45,181,044	259,976	2,493,205
Stephen J. Hadden	45,299,859	141,161	2,493,205
Thomas J. Jamieson	44,972,636	468,384	2,493,205
J. Frank Keller	45,069,671	371,349	2,493,205
Michael S. Reddin	45,325,097	115,923	2,493,205

Proposal 2

Berry stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,188,565	219,331	9,368	0

Proposal 3

The advisory vote by Berry stockholders on executive compensation was as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,033,630	2,284,536	37,465	2,493,205

Proposal 4

The advisory vote by Berry stockholders on the frequency of future advisory votes on executive compensation was as set forth below:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
37,523,328	1,494,990	6,286,672	50,641	2,493,205

In accordance with the Board of Director’s recommendation as set forth in the 2011 proxy statement, and based on the voting results for this proposal, the Company determined that an advisory vote to approve the compensation of the named executive officers of the Company will be conducted on an annual basis, until the next advisory vote on this matter is held.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PETROLEUM COMPANY

	By:	/s/ Davis O O’Connor
Davis O O’Connor
Corporate Secretary

Date: May 16, 2011